Exhibit (h)(17)

January 3, 2012

State Street Bank and Trust Company

Attn: Michael Rogers

2000 Crown Colony Dr.

Quincy, MA 02169

Ladies and Gentlemen:

This is to advise you that Artisan Partners Funds, Inc. has established a new class of shares for each of Artisan Mid Cap Value Fund and Artisan Small Cap Value Fund both to be known as Institutional Shares. Each Fund also has an Investor Share class. In accordance with the Additional Funds provision in Article 16 of the Transfer Agency and Service Agreement dated May 1, 2001, as amended October 1, 2003, August 3, 2006 and October 31, 2008, between Artisan Partners Funds, Inc. and State Street Bank and Trust Company, Artisan Partners Funds, Inc. hereby requests that you act as Transfer Agent for each Fund’s new class under the terms of the Transfer Agency and Service Agreement. Attached hereto is a revised Schedule A listing each of the series and classes of Artisan Funds, Inc. for which State Street Bank and Trust Company will act as Transfer Agent pursuant to the Agreement.

Please indicate your acceptance of this appointment as Transfer Agent by executing both copies of this Letter Agreement, returning one copy to us and retaining one copy for your records.

ARTISAN PARTNERS FUNDS, INC.

By:	/s/ James S. Hamman Jr.
James S. Hamman, Jr. Vice President and Assistant Secretary

Agreed to this 6th day of January, 2012

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael Rogers
Name: Michael Rogers Title: Executive Vice President

Exhibit (h)(17)

SCHEDULE A

Dated: January 3, 2012

Artisan Small Cap Fund – Investor Shares

Artisan International Fund – Investor Shares

Artisan International Fund – Institutional Shares

Artisan Mid Cap Fund – Investor Shares

Artisan Small Cap Value Fund – Investor Shares

Artisan Mid Cap Fund – Institutional Shares

Artisan Mid Cap Value Fund – Investor Shares

Artisan International Small Cap Fund – Investor Shares

Artisan International Value Fund – Investor Shares

Artisan International Value Fund – Institutional Shares

Artisan Value Fund – Investor Shares

Artisan Emerging Markets Fund – Advisor Shares

Artisan Emerging Markets Fund – Institutional Shares

Artisan Global Value Fund – Investor Shares

Artisan Growth Opportunities Fund – Investor Shares

Artisan Global Equity Fund – Investor Shares

Artisan Growth Opportunities Fund – Institutional Shares

Artisan Value Fund – Institutional Shares

Artisan Mid Cap Value Fund – Institutional Shares

Artisan Small Cap Value Fund – Institutional Shares